EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

by and among

HAVE GUN WILL TRAVEL ENTERTAINMENT, INC.

a Nevada Corporation

and

FORTUNE DELIGHT HOLDINGS GROUP LTD.

A British Virgin Islands Ltd.

and

WU JUN RUI AND THE SHAREHOLDERS LISTED ON COMPOSITE EXHIBIT A ATTACHED HERETO

Dated as of May 5, 2015

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SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (hereinafter referred to as this “Agreement”) is entered into as of this 1st day of May 2015, by and between HAVE GUN WILL TRAVEL ENTERTAINMENT, INC., a Nevada corporation (the “Company”), with offices at Flat/RM C, 15/F, Full Win Commercial Centre, 573 Nathan Road, Kowloon, Hong Kong, China and Fortune Delight Holdings Group Ltd., a British Virgin Islands Ltd. (“FDHG”), with offices at Flat/RM C, 15/F, Full Win Commercial Centre, 573 Nathan Road, Kowloon, Hong Kong, China and Wu Jun Rui and the shareholders set forth on Composite Exhibit A (the “Shareholders”), upon the following premises:

Premises

WHEREAS, The Company is a publicly held corporation organized under the laws of the State of Nevada;

WHEREAS, FDHG is a privately-held company organized under the laws of the British Virgin Islands;

WHEREAS, The Company agrees to acquire the 50,000 issued and outstanding shares of FDHG (representing 100% of FDHG’s issued and outstanding common stock) from the Shareholders in exchange for the issuance of 59,620,000 shares of the Company’s common stock, par value $.001 per share and 5,000,000 shares of the Company’s preferred stock, par value $.001 per share (the “Exchange”) On the Closing Date, the Shareholders will become the shareholders of the Company and FDHG will become a wholly-owned subsidiary of the Company.

WHEREAS, for Federal income tax purposes, it is intended that the Exchange qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and

Agreement

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF FDHG AND THE SHAREHOLDERS

As an inducement to, and to obtain the reliance of the Company, except as set forth in the FDHG Schedules (as hereinafter defined), FDHG represents and warrants to the Company and each of the Shareholders that as of the date hereof and the Closing Date (as hereinafter defined), as follows:

Section 1.01 Incorporation. FDHG is a company duly organized, validly existing, and in good standing under the laws of the British Virgin Islands and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Included in the FDHG Schedules is a complete and correct copy of the charter documents of FDHG as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of FDHG’s charter documents. FDHG has taken all actions required by law, its charter documents, or otherwise to authorize the execution, delivery and performance of this Agreement. FDHG has full power, authority, and legal capacity and has taken all action required by law, it’s charter documents, and otherwise to consummate the transactions herein contemplated.

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Section 1.02 Authorized Shares and Capital. The authorized number of common shares, $1.00 par value, of FDHG is 50,000 with 50,000 shares issued and outstanding. The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. FDHG is authorized to issue Nil shares of preferred stock, $1.00 par value, none of which are issued and outstanding.

Section 1.03 Subsidiaries and Predecessor Corporations. FDHG does not have any subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 1.04 Financial Statements.

(a) Prior to Closing, FDHG shall provide the Company with FDHG’s (i) the balance sheets of FDHG as of March 31, 2015 and the related statements of operations, stockholders’ equity and cash flows for the period ended March 31, 2015 (the “FDHG Financial Statements”).

(b) All such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The FDHG balance sheets shall be true and accurate and present fairly as of their respective dates the financial condition of FDHG. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, FDHG shall have no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein will be properly reported and present fairly the value of the assets of FDHG, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows will reflect fairly the information required to be set forth therein by generally accepted accounting principles.

(c) FDHG has duly and punctually paid all Governmental fees and taxation which it has become liable to pay and has duly allowed for all taxation reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxation and FDHG has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all Governmental fees and taxation.

(d) The books and records, financial and otherwise, of FDHG are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

(e) All of FDHG’s assets are reflected on its financial statements, and, except as set forth in the FDHG Schedules or the financial statements of FDHG or the notes thereto, FDHG has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 1.05 Information. The information concerning FDHG set forth in this Agreement and in the FDHG Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, FDHG has fully disclosed in writing to the Company (through this Agreement or the FDHG Schedules) all information relating to matters involving FDHG or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $50,000 liability, (ii) have led or may lead to a competitive disadvantage on the part of FDHG or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on FDHG, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 1.06 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of FDHG.

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Section 1.07 Absence of Certain Changes or Events. Since March 31, 2015, or such other date as provided for herein:

(a) there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of FDHG;

(b) FDHG has not (i) amended its Certificate of Incorporation since October 10, 2013; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (iii) made any material change in its method of management, operation or accounting, (iv) entered into any other material transaction other than sales in the ordinary course of its business; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

(c) FDHG has not (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement.

Section 1.08 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of FDHG after reasonable investigation, threatened by or against FDHG or affecting FDHG or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. FDHG does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.09 Contracts.

(a) All “material” contracts, agreements, franchises, license agreements, debt instruments or other commitments to which FDHG is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business have been previously disclosed to the Company or the Shareholders. A “material” contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least fifty thousand dollars ($50,000);

(b) All contracts, agreements, franchises, license agreements, and other commitments to which FDHG is a party or by which its properties are bound and which are material to the operations of FDHG taken as a whole are valid and enforceable by FDHG in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

(c) Except as previously disclosed to the Company or the Shareholders or reflected in the most recent FDHG balance sheet, FDHG is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of FDHG.

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Section 1.10 Compliance With Laws and Regulations. To the best of its knowledge, FDHG has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of FDHG or except to the extent that noncompliance would not result in the occurrence of any material liability for FDHG.

Section 1.11 Approval of Agreement. This Agreement has been duly and validly authorized and executed and delivered on behalf of FDHG and the Shareholders and this Agreement constitutes a valid and binding agreement of FDHG and the Shareholders enforceable in accordance with its terms.

Section 1.12 FDHG Schedules. FDHG has delivered to the Company the following schedules, which are collectively referred to as the “FDHG Schedules” and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the chief executive officer of FDHG as complete, true, and correct as of the date of this Agreement in all material respects:

(a) a schedule containing complete and correct copies of the Certificate of Incorporation of FDHG and the Bylaws, each as in effect as of the date of this Agreement;

(b) a schedule containing the financial statements of FDHG identified in paragraph 1.04(a);

(c) a schedule setting forth any information, together with any required copies of documents, required to be disclosed in the FDHG Schedules by Sections 1.01 through 1.11.

FDHG shall cause the FDHG Schedules and the instruments and data delivered to the Company hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 1.13 Valid Obligation. This Agreement and all agreements and other documents executed by FDHG in connection herewith constitute the valid and binding obligations of FDHG, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 1.14 Investment Representations.

(a) Investment Purpose. As of the date hereof, the Shareholders understand and agree that the consummation of this Agreement including the delivery of the Exchange Consideration (as hereinafter defined) to the Shareholders in exchange for the FDHG Shares as contemplated hereby constitutes the offer and sale of securities under the Securities Act of 1933, as amended (the “Securities Act “) and applicable state statutes and that the FDHG Shares are being acquired for the Shareholders’ own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representations herein, the Shareholders do not agree to hold any of the Exchange Consideration for any minimum or other specific term and reserves the right to dispose of the Exchange Consideration at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(b) Accredited Investor Status. Each of the Shareholders is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

(c) Reliance on Exemptions. Each of the Shareholders understands that the Exchange Consideration is being offered and sold to the Shareholders in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Shareholders’ compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Shareholders set forth herein in order to determine the availability of such exemptions and the eligibility of the Shareholders to acquire the Exchange Consideration.

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(d) Information. The Shareholders and their advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Exchange Consideration which have been requested by the Shareholders or their advisors. The Shareholders and their advisors, if any, have been afforded the opportunity to ask questions of the Company. Notwithstanding the foregoing, the Company has not disclosed to the Shareholders any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Shareholders. The Shareholders understand that its investment in the Exchange Consideration involves a significant degree of risk. The Shareholders are not aware of any facts that may constitute a breach of any of the Company’s representations and warranties made herein.

(e) Governmental Review. Each of the Shareholders understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Exchange Consideration.

(f) Transfer or Re-sale. Each of the Shareholders understands that (i) the sale or re-sale of the Exchange Consideration has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Exchange Consideration may not be transferred unless (a) the Exchange Consideration is sold pursuant to an effective registration statement under the Securities Act, (b) the Shareholders shall have delivered to the Company, at the cost of the Shareholders, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Exchange Consideration to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the Exchange Consideration is sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of the Shareholders who agree to sell or otherwise transfer the Exchange Consideration only in accordance with this Section and who is an Accredited Investor, (d) the Exchange Consideration is sold pursuant to Rule 144, or (e) the Exchange Consideration is sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”), and the Shareholders shall have delivered to the Company, at the cost of the Shareholders, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Exchange Consideration made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Exchange Consideration under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Exchange Consideration under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Exchange Consideration may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

(g) Legends. Each of the Shareholders understands that the shares of the Company’s common stock and preferred stock, if applicable, that comprise the Exchange Consideration (the “Exchange Shares”) and, until such time as the Exchange Shares have been registered under the Securities Act may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Exchange Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Exchange Shares):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

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FURTHERMORE, HOLDERS OF THE SECURITIES WILL NOT BE ENTITLED TO VOTING RIGHTS OR DIVIDENDS DURING THE QUARTERLY PERIOD OF TIME IN WHICH THE SECURITIES ARE USED IN A STOCK LOAN TRANSACTION AS PROVIDED FOR IN THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION FILED WITH THE NEVADA SECRETARY OF STATE ON MAY 22, 2014.”

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Exchange Share upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) the Exchange Shares are registered for sale under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Exchange Shares may be made without registration under the Securities Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. Rach of the Shareholders agrees to sell all Exchange Shares, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

(h) Residency. Each of the Shareholders is a resident of the jurisdiction set forth immediately below the Shareholders’ name on the signature pages hereto or provided separately to the Company.

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY

As an inducement to, and to obtain the reliance of FDHG and the Shareholders, except as set forth in the Company Schedules (as hereinafter defined), the Company represents and warrants, as of the date hereof and as of the Closing Date, as follows:

Section 2.01 Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Included in the Company Schedules are complete and correct copies of the certificate of incorporation and bylaws of the Company as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Company’s certificate of incorporation or bylaws. The Company has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

Section 2.02 Capitalization. The Company’s authorized capitalization consists of (a) 70,000,000 shares of common stock, par value $0.001 per share (the “Company Common Stock”), of which 10,380,000 shares are issued and outstanding, and (b) 5,000,000 shares of preferred stock, par value $.001 per share, none of which are issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 2.03 Subsidiaries and Predecessor Corporations. The Company does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

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Section 2.04 SEC Reports. The Company has filed all reports required to be filed by it under the Securities Act and the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) of the Exchange Act, (the “SEC Reports”).

Section 2.05 Information. The information concerning the Company set forth in this Agreement and the Company Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, the Company has fully disclosed in writing to the Shareholders (through this Agreement or the Company Schedules) all information relating to matters involving the Company or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $50,000 liability , (ii) have led or may lead to a competitive disadvantage on the part of the Company or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the Company, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 2.06 Options or Warrants. There are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company relating to the issued or unissued capital stock of the Company (including, without limitation, rights the value of which is determined with reference to the capital stock or other securities of the Company) or obligating the Company to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of the Company Common Stock of the Company or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

Section 2.07 Absence of Certain Changes or Events. Since December 31, 2014 and except as disclosed in an SEC Report:

(a) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of the Company or (ii) any damage, destruction or loss to the Company (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of the Company;

(b) the Company has not (i) amended its certificate of incorporation or bylaws except as required by this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of the Company; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

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(c) The Company has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent the Company balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of the Company; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(d) to its knowledge, the Company has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of the Company.

Section 2.08 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Company after reasonable investigation, threatened by or against the Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. The Company has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 2.09 Contracts.

(a) The Company is not a party to, and its assets, products, technology and properties are not bound by, any leases, contract, franchise, license agreement, agreement, debt instrument, obligation, arrangement, understanding or other commitments whether such agreement is in writing or oral (“Contracts”).

(b) The Company is not a party to or bound by, and the properties of the Company are not subject to any Contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and

(c) The Company is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of the Company.

Section 2.10 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or to which any of its assets, properties or operations are subject.

Section 2.11 Compliance With Laws and Regulations. The Company has complied with all United States federal, state or local or any applicable foreign statute, law, rule, regulation, ordinance, code, order, judgment, decree or any other applicable requirement or rule of law (a “Law”) applicable to the Company and the operation of its business. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 2.12 Approval of Agreement. The Board of Directors of the Company has authorized the execution and delivery of this Agreement by the Company and has approved this Agreement and the transactions contemplated hereby.

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Section 2.13 Material Transactions or Affiliations. There exists no contract, agreement or arrangement between the Company and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by the Company to own beneficially, 5% or more of the issued and outstanding common stock of the Company and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 5% Shareholders of the Company has, or has had since inception of the Company, any known interest, direct or indirect, in any such transaction with the Company which was material to the business of the Company. The Company has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

Section 2.14 The Company Schedules. The Company has delivered to the Shareholders the following schedules, which are collectively referred to as the “Company Schedules” and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of the Company to be complete, true, and accurate in all material respects as of the date of this Agreement.

(a) a schedule containing complete and accurate copies of the Articles of Incorporation and bylaws of the Company as in effect as of the date of this Agreement;

(b) a schedule setting forth any information, together with any required copies of documents, required to be disclosed in the Company Schedules by Sections 2.01 through 2.13.

The Company shall cause the Company Schedules and the instruments and data delivered to the Shareholders hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 2.15 Valid Obligation. This Agreement and all agreements and other documents executed by the Company in connection herewith constitute the valid and binding obligation of the Company, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 2.16 OTC Marketplace Quotation. The Company Common Stock is quoted on the OTCQB tier of the OTC Markets under the symbol “HGTW”. There is no action or proceeding pending or, to the Company’s knowledge, threatened against the Company by The Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to any intention by such entity to prohibit or terminate the quotation of the Company Common Stock on the OTCQB.

ARTICLE III

SHARE EXCHANGE

Section 3.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 3.02), (i) Wu, Junri, holding all 50,000 shares of FDHG common stock, upon his agreement, shall sell, assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, all of the shares of FDHG held by him; the objective of such purchase (the “Exchange”) being the acquisition by the Company of all the issued and outstanding shares of FDHG common stock. In exchange for the transfer of such securities by the Shareholders, the Company shall deliver to the Shareholders 59,620,000 shares of the Company’s common stock and 5,000,000 shares of the Company’s preferred stock (hereinafter, together, referred to as the “Exchange Consideration”). At the Closing Date, the Shareholders shall, on surrender of their certificates representing their FDHG shares to the Company or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing their ownership of the Exchange Shares.

Section 3.02 Closing. The closing (“Closing”) of the transactions contemplated by this Agreement shall occur following completion of the conditions set forth in Articles V and VI, and upon delivery of the Exchange Consideration as described in Section 3.01 herein. The Closing shall take place at a mutually agreeable time and place and is anticipated to close by no later than May 5, 2015, (the “Closing Date”).

Section 3.03 Closing Events. At the Closing, the Company, and FDHG shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

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Section 3.04 Termination. This Agreement may be terminated by the Shareholders or the Company only (a) in the event that the Company or FDHG do not meet the conditions precedent set forth in Articles V and VI or (b) if the Closing has not occurred by May 7, 2015. If this Agreement is terminated pursuant to this section, this Agreement shall be of no further force or effect as to any party hereto, and no obligation, right or liability shall arise hereunder.

ARTICLE IV

SFDHGIAL COVENANTS

Section 4.01 Access to Properties and Records. The Company and FDHG will each afford to the officers and authorized representatives of the other full access to the properties, books and records of the Company or FDHG, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of the Company or FDHG, as the case may be, as the other shall from time to time reasonably request. Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), each party shall provide the other with quarterly internally prepared and unaudited financial statements.

Section 4.02 Delivery of Books and Records. At the Closing, FDHG shall deliver to the Company, the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of FDHG now in the possession of FDHG or its representatives.

Section 4.03 Third Party Consents and Certificates. The Company and FDHG agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.04 Actions Prior to Closing.

(a) From and after the date hereof until the Closing Date and except as set forth in the Company Schedules or FDHG Schedules or as permitted or contemplated by this Agreement, the Company (subject to paragraph (d) below) and FDHG respectively, will each:

(i) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(ii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(iii) perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(iv) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

(v) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws (including without limitation, the federal securities laws) and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b) From and after the date hereof until the Closing Date, neither the Company nor FDHG will:

(i) make any changes in their charter documents, except as contemplated by this Agreement including a name change;

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(ii) take any action described in Section 1.07 in the case of FDHG or in Section 2.07, in the case of the Company (all except as permitted therein or as disclosed in the applicable party’s schedules);

(iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party’s schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

(iv) sell any assets or discontinue any operations, sell any shares of capital stock or conduct any similar transactions other than in the ordinary course of business except as disclosed in the Company SEC Reports.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligations of the Company under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by FDHG and the Shareholders in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). FDHG shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by FDHG prior to or at the Closing. The Company shall be furnished with a certificate, signed by a duly authorized executive officer of FDHG and dated the Closing Date, to the foregoing effect.

Section 5.02 [Intentionally Omitted].

Section 5.03 Approval by the Shareholders. The Exchange shall have been approved by the holders of not less than one hundred percent (100%) of the FDHG common stock, including voting power, of FDHG, unless a lesser number is agreed to by the Company.

Section 5.04 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 5.05 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of FDHG after the Closing Date on the basis as presently operated shall have been obtained.

Section 5.06 Other Items.

(a) The Company shall have received a list containing the name, address, and number of shares held by the Shareholders as of the date of Closing, certified by an executive officer of FDHG as being true, complete and accurate; and

(b) The Company shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as the Company may reasonably request.

(c) The Company shall have received the FDHG Financial Statements as provided for in Sections 1.04(a) and (b).

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ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF FDHG

AND THE SHAREHOLDERS

The obligations of FDHG and the Shareholders under this Agreement are subject to the satisfaction of the Company, or each FDHG Shareholders, as the case may be, at or before the Closing Date, of the following conditions:

Section 6.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by the Company in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Additionally, the Company shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company.

Section 6.02 [Intentionally Omitted.]

Section 6.03 [Intentionally Omitted.]

Section 6.04 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.05 [Intentionally Omitted].

Section 6.06 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company after the Closing Date on the basis as presently operated shall have been obtained.

Section 6.07 Shareholders Report.

The Shareholders shall receive a shareholders’ report reflective of all the Company shareholders which does not exceed 10,380,000 shares of the Company common stock issued and outstanding as of the day prior to the Closing Date and no shares of preferred stock outstanding.

Section 6.08 Other Items.

(a) The Shareholders shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as the Shareholders may reasonably request.

(b) This Agreement shall have been executed by the holders of 100% of the shares of FDHG common stock.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Brokers. The Company and FDHG agree that there were no brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. The Company and FDHG each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

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Section 7.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the State of Nevada, without giving effect to the principles of conflicts of law thereunder. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the state or federal courts of the United States with jurisdiction in Las Vegas, Nevada. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

Section 7.03 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to FDHG, to:

Wu Jun Rui, Director

Flat/RM C, 15/F, Full Win Commercial Centre

573 Nathan Road

Kowloon, Hong Kong, China

If to the Company, to:

Wilkie Wu, President

Flat/RM C, 15/F, Full Win Commercial Centre

573 Nathan Road

Kowloon, Hong Kong, China

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 7.04 Attorney’s Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.05 Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 7.06 Public Announcements and Filings. Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

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Section 7.07 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

Section 7.08 Third Party Beneficiaries. This contract is strictly between the Company, the Shareholders and FDHG, and, except as specifically provided, no director, officer, stockholder (other than the Shareholders), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.09 Expenses. Subject to Section 7.04 above, whether or not the Exchange is consummated, each of the Company and FDHG will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 7.10 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 7.11 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

Section 7.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.13 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.14 Best Efforts. Subject to the terms and conditions herein provided, each party of FDHG and the Company shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party of FDHG and the Company also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

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IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

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COMPOSITE EXHIBIT A

SHAREHOLDERS SIGNATURE PAGE

PURCHASER NAME	No. of Shares of the Company’s Common Stock
LIN JIE WU	10,000,000
JUN MIN WU	10,000,000
LI TANG	10,000,000
HAO WU	8,600,000
YUHUA YANG	5,000,000
YANQIN LIU	4,620,000
XUANBO ZHANG	100,000
SHANQIANG SONG	100,000
YUHONG WU	100,000
MENGKE WU	100,000
WEI QI	100,000
QINGQUAN CHEN	100,000
DONGHONG HUANG	100,000
XIAOHUA WU	100,000
MEIQIN LI	100,000
MIANYING CAI	100,000
XIAOGUANG ZHANG	100,000
AIXIA WAN	100,000
HUANHUAN YANG	100,000
YATING CHENG	100,000
HAITAO LAI	1,000,000
YUBO CAI	1,000,000
WENZHU MA	1,000,000
JIEXIU WU	1,000,000
SHULAN YANG	1,000,000
ZEFENG MA	1,000,000
ZECHAO MA	1,000,000
ZHICHENG WANG	1,000,000
WENLI HUANG	1,000,000
LIN HUANG	1,000,000

PURCHASER NAME	No. of Shares of the Company’s Preferred Stock

XINYUAN YANG	5,000,000

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HAVE GUN WILL TRAVEL ENTERTAINMENT, INC.

Share Exchange Agreement

FDHG Schedules

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Company Schedules

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